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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Lyondell Chemical Company (formerly Lyondell Petrochemical Company) of our report dated February 26, 1999 relating to the consolidated financial statements appearing on page 53 of Lyondell Chemical Company's Annual Report on Form 10-K for the year ended December 31, 1998, our report dated February 26, 1999 relating to the financial statements of Equistar Chemicals, LP appearing on page 84 of Lyondell Chemical Company's Annual Report on Form 10-K for the year ended December 31, 1998 and our report dated February 6, 1998 relating to the financial statements of LYONDELL-CITGO Refining LP (formerly LYONDELL-CITGO Refining Company Ltd.) appearing on page 107 of Lyondell Chemical Company's Annual Report on Form 10-K for the year ended December 31, 1998 and our report dated February 26, 1999 relating to the consolidated financial statements of Lyondell Chemical Company appearing in Lyondell Chemical Company's Current Report on Form 8-K dated June 29, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP

Houston, Texas
June 28, 1999

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